    As filed with the Securities and Exchange Commission on November 13, 2000

                                                           Registration No. 333-
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          GENENCOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                            16-1362385
(State or other jurisdiction of                            (I.R.S Employer
incorporation or organization)                           Identification No.)

                               925 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
               (Address of Principal Executive Offices) (Zip Code)

                          GENENCOR INTERNATIONAL, INC.
                STOCK OPTION AND STOCK APPRECIATION RIGHT PLAN
                            (Full title of the plan)

                                STUART L. MELTON
        SENIOR VICE PRESIDENT, COMMERCIAL AND LEGAL AFFAIRS AND SECRETARY
                          GENENCOR INTERNATIONAL, INC.
                               925 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                     (Name and address of agent for service)

                                  650-846-7500
          (Telephone number, including area code, of agent for service)

     Title of        Amount to    Proposed maximum   Proposed maximum    Amount of
    securities           be        offering price        aggregate      registration
 to be registered   registered(1)   per share(2)     offering price(2)      fee
-----------------   ------------- ----------------  ------------------  -------------


Common Stock, par
value $.01 per
share                9,000,000        $23.3125         $209,812,500       $55,391

(1) The Genencor International, Inc. Stock Option and Stock Appreciation Right Plan, as amended (the "Plan") authorizes the issuance of a maximum of 9,000,000 shares of common stock of Genencor International, Inc., a Delaware corporation (the "Registrant"), as adjusted for any increase, decrease or change in the total outstanding shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, split-up, or similar transaction. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of common stock which may be issued as a result of anti-dilution provisions contained in the Plan.

(2) For purposes of computing the registration fee only, pursuant to Rule 457(h)(1), the proposed maximum offering price per share is based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on November 7, 2000.



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                                     PART I

ITEM 1. PLAN INFORMATION

                 Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                 Not required to be filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

          (a) The Registrant's Prospectus filed with the Commission on July 28, 2000 pursuant to Rule 424(b);

          (b) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 26, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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ITEM 4. DESCRIPTION OF SECURITIES

          Not required to be filed with this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          The legality of the securities registered hereby has been passed upon by Stuart L. Melton, Senior Vice President, Commercial and Legal Affairs and Secretary of the Registrant. Mr. Melton owns approximately 217,500 shares of the Registrant's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers the Registrant to indemnify, subject to the standards set forth therein, any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving as such with respect to another entity at the request of the Registrant. The DGCL also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.
Section 8.1 of the Registrant's Bylaws provides that the Registrant will indemnify its officers and directors, and persons serving at its request as officers, directors, employees and agents of other entities, to the fullest extent indemnification may be permitted under Delaware law. The Registrant provides directors' and officers' liability insurance coverage for its directors and officers.

          Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article 8 of the Registrant's Restated Certificate of Incorporation provides for the elimination or limitation of personal liability set forth in clauses (i) through (iv) of Section 102(b)(7) of the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

                Not applicable.

ITEM 8. EXHIBITS

          Exhibits filed as part of this Registration Statement are listed on the Index to Exhibits located at page 7 hereof.




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ITEM 9. UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement



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relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 13th day of November, 2000.

                                    GENENCOR INTERNATIONAL, INC.


                                    By:  /s/ W. Thomas Mitchell
                                         ------------------------------
                                         W. Thomas Mitchell
                                         President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                              TITLE                        DATE
---------                                              -----                        ----
/s/ W. Thomas Mitchell                                 President and Chief          November 13, 2000
-------------------------------------------            Executive Officer and
W. Thomas Mitchell                                     Director
                                                       (Principal Executive
                                                       Officer)

/s/ Raymond J. Land                                    Senior Vice President and    November 13, 2000
-------------------------------------------            Chief Financial Officer
Raymond J. Land                                        (Principal Financial
                                                       Officer)

/s/ Darryl L. Canfield                                 Vice President and           November 13, 2000
-------------------------------------------            Corporate Controller
Darryl L. Canfield                                     (Principal Accounting
                                                       Officer)

               *                                       Director                     November 13, 2000
-------------------------------------------
James L. Chitwood

               *                                       Director                     November 13, 2000
-------------------------------------------
Robert H. Mayer

               *                                       Director                     November 13, 2000
-------------------------------------------
Soren Bjerre-Neilsen

               *                                       Director                     November 13, 2000
-------------------------------------------
David M. Pond


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
               *                                       Director                     November 13, 2000
-------------------------------------------
James P. Rogers

                                                       Director                     November 13, 2000
-------------------------------------------
Juha Kurkinen

                                                       Director                     November 13, 2000
-------------------------------------------
Bruce Cozadd

                                                       Director                     November 13, 2000
-------------------------------------------
Norbert Riedel



*By:  /s/ Raymond J. Land
-------------------------------------------
Raymond J. Land
Attorney-in-Fact





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                                INDEX TO EXHIBITS


4.1+ Genencor International, Inc. Stock Option and Stock Appreciation Right Plan, as amended

4.2 Form of Nonstatutory Stock Option or Stock Appreciation Right Agreement under the Stock Option and Stock Appreciation Right Plan is incorporated herein by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-36452) filed on June 26, 2000.

4.3   Form of Stock Grant Notice is incorporated herein by reference to Exhibit
      10.4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-36452) filed on June 26, 2000.

5.1+  Opinion of Stuart L. Melton

23.1+ Consent of Stuart L. Melton (included as part of Exhibit 5.1)

23.2+ Consent of Independent Accountants

24.1+ Power of Attorney

--------------

+  Filed herewith.



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